EXHIBIT 10.2

EXCLUSIVE LICENSE AGREEMENT

THIS EXCLUSIVE LICENSE AGREEMENT ("Agreement") is entered into by and between Pro-Dex, Inc., a Colorado corporation ("Licensor"), and IntraVantage, Inc., a Delaware corporation ("Licensee"), on and as of October 31, 2005 ("Effective Date"). Each of the parties hereto is sometimes referred to herein as a "Party," and collectively as the "Parties."

WHEREAS, the Parties are concurrently herewith entering into the Asset Purchase Agreement (as defined below), pursuant to which Licensor shall purchase, among other assets, all of Licensee's right, title and interest in and to the Licensed Intellectual Property, and

WHEREAS, the Parties desire to evidence in writing certain rights being granted by Licensor to Licensee with respect to the Licensed Intellectual Property in the Authorized Fields of Use as set forth in this Agreement.

NOW THEREFORE, in consideration of the Asset Purchase Agreement and the foregoing recitals and the following covenants and promises, the Parties hereby agree as follows:

1.                  Definitions.

1.1              "Asset Purchase Agreement" shall mean the Asset Purchase Agreement between Licensee and Licensor dated as of the Effective Date, a copy of which is attached hereto as Exhibit B and incorporated herein by reference.

1.2              "Authorized Fields of Use" shall mean any non-dental product or application.

1.3              "Licensed Intellectual Property" shall mean the intellectual property (including any rights under patent law, copyright law, publicity rights law, moral rights law, trade secret law, trademark law, unfair competition law or similar protections related thereto) set forth on Exhibit A attached hereto and incorporated herein by reference.

2.                  Term.  This Agreement and the license granted hereunder shall commence on the Effective Date and shall continue until and unless terminated by written notice given by Licensee to Licensor (the "Term").

3.                  Grant of License.  Pursuant to the terms and conditions of this Agreement, Licensor hereby grants to Licensee for the Term of this Agreement an exclusive (including, without limitation, to the exclusion of Licensor), worldwide, irrevocable, royalty-free, perpetual right and license to use and exploit any and all Licensed Intellectual Property in the Authorized Fields of Use. For purposes of this Agreement, the license to use and exploit the Licensed Intellectual Property in the Authorized Fields of Use hereunder shall permit Licensee to make, adapt, modify, use, market, duplicate, sublicense, import, export, sell and distribute any product or part thereof associated with such Licensed Intellectual Property and to practice any methods or processes associated therewith, and/or to otherwise make, adapt, modify, use, market, duplicate, sublicense, import, export, sell, distribute or practice anything associated therewith during the Term, so long as any and all of the foregoing is conducted exclusively in the Authorized Fields of Use.

4.                  Royalties. Licensor's consideration for the license granted herein shall be the consideration received by Licensor from Licensee pursuant to the Asset Purchase Agreement.

5.                  Indemnification. Licensee hereby agrees to indemnify and hold harmless Licensor and its officers, directors, employees, shareholders, agents and representatives from and against any loss, damage, claim, injury, action, cost or expense (including, without limitation, reasonable attorneys' and experts' fees and costs) arising out of or in connection with (i) the use of the Licensed Intellectual Property in the Authorized Fields of Use or (ii) any use of the Licensed Intellectual Property in violation of this Agreement by Licensee or any third party who has gained access to the Licensed Intellectual Property as a result of any act or omission of Licensee.

6.                  WARRANTY DISCLAIMER.  THE LICENSED INTELLECTUAL PROPERTY IS LICENSED TO LICENSEE "AS IS."  LICENSOR MAKES NO REPRESENTATION OR WARRANTY REGARDING ITS RIGHT, TITLE, AUTHORITY AND/OR CAPACITY TO GRANT THE RIGHTS TO LICENSEE PROVIDED FOR HEREIN NOR REGARDING ANY PENDING OR THREATENED, PATENT INFRINGEMENT, TRADEMARK INFRINGEMENT OR OTHER CLAIMS OF ANY KIND WITH RESPECT TO THE LICENSED INTELLECTUAL PROPERTY. WITHOUT LIMITING THE FOREGOING, LICENSOR MAKES NO WARRANTY OR GUARANTEE THAT THE LICENSED INTELLECTUAL PROPERTY WILL NOT IN THE FUTURE BE INVOLVED IN ANY INTERFERENCE, REISSUE, REEXAMINATION OR OPPOSITION PROCEEDING; DOES NOT NOW INTERFERE OR WILL NOT IN THE FUTURE INTERFERE WITH A PATENT OR PATENT APPLICATION OF ANY THIRD PARTY; OR IS NOT NOW, OR WILL NOT IN THE FUTURE BE, INFRINGED, CHALLENGED OR THREATENED. LICENSOR HEREBY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, WARRANTIES OR CONDITIONS OF MERCHANTABILITY, SATISFACTORY QUALITY, AND FITNESS FOR A PARTICULAR PURPOSE, OR IMPLIED WARRANTIES ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE.

7.                  LIMITATION OF LIABILITY.  LICENSOR SHALL NOT BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES, OR ANY LOSS OF PROFITS, REVENUE, DATA, OR DATA USE.

8.                  Prosecution of Infringement.

8.1              Prosecution by Licensee.  Licensee shall have the right to enforce its rights in and to the Licensed Intellectual Property in the Authorized Fields of Use as granted herein.  In such event, Licensor shall take such action as is reasonably requested in writing by Licensee to assist Licensee in enforcing such rights during the Term.  Licensee shall bear all costs and expenses associated with any such enforcement and shall promptly reimburse Licensor for any and all costs and/or expenses (including, without limitation, reasonable attorneys' and experts' fees and costs) incurred by Licensor in assisting Licensee with such enforcement.

8.2              Prosecution by Licensor.  Licensor shall have the right, but not the obligation, to enforce its rights in and to the Licensed Intellectual Property, including, without limitation, in the Authorized Fields of Use.  In such event, Licensee shall take any and all such action as is reasonably requested in writing by Licensor to assist Licensor in enforcing such rights.  Licensor shall bear all costs and expenses associated with any such enforcement and shall reimburse Licensee for any and all costs and/or expenses (including, without limitation, reasonable attorneys' and experts' fees and costs) requested by Licensor and incurred by Licensee in assisting Licensor with such enforcement.

8.3              Joint Enforcement. In the event both Parties engage in, or otherwise become involved with, a proceeding whereby each Party is enforcing its respective rights in and to Licensed Intellectual Property against a common third party or third parties, then each Party shall bear its respective costs and expenses (including, without limitation, reasonable attorneys' and experts' fees and costs) associated with the enforcement of its rights; provided, however, that in the event either Party incurs any costs or expenses (including, without limitation, reasonable attorneys' and experts' fees and costs) as a result of fulfilling a written request of the other Party, the requesting Party shall promptly reimburse the other Party for such costs and/or expenses.  The Parties agree to cooperate and work together in good faith to enforce their respective rights in any joint proceeding against a common third party or third parties.

8.4              Actions Between the Parties.  In the event of a claim or proceeding by one Party against the other Party, none of Sections 8.1, 8.2 or 8.3 shall apply to any such claim or proceeding.

9.                  Injunctive Relief.  Because a breach, or failure to comply with, this Agreement will cause irreparable injury to Licensor for which there is no adequate remedy at law and the exact amount of which will be difficult to ascertain, if Licensee should in any way breach, or fail to comply with, the terms of this Agreement, Licensor shall be entitled to seek and obtain an injunction restraining Licensee from any such breach or failure without having to prove monetary damages.  All remedies expressly provided for herein are cumulative of any and all other remedies now existing at law or in equity, to the extent permitted under applicable law.  Licensor shall, in addition to the remedies herein provided, be entitled to avail itself of all such other remedies as may now or hereafter exist at law or in equity for compensation, and for the specific enforcement of the covenants contained herein without the necessity of proving actual damages.  Resort to any remedy provided for hereunder or provided for by law shall not preclude or bar the concurrent or subsequent employment of any other appropriate remedy or remedies, or preclude the recovery by Licensor of monetary damages and compensation, including, without limitation, Licensor's right to indemnification under the Asset Purchase Agreement.

10.              General.

10.1          Governing Law and Venue. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California, without reference to the choice of law principles thereof.  All disputes concerning the validity, interpretation, or performance of this Agreement and any of its terms or provisions, or of any rights or obligations of the parties hereto, shall be resolved in and with exclusive venue in the Superior Courts of Orange County, California, and the Parties hereby agree to submit to the exclusive venue of such court.

10.2          Notice. All notices, including notices of address change, required to be sent hereunder shall be in writing and shall be deemed to have been given (i) 48 hours after being sent certified or registered mail, postage prepaid, or (ii) 24 hours after being send via a reputable overnight courier, to:

                        If to IntraVantage:

IntraVantage, Inc.
2950 Xenium Lane North, Suite 148
Plymouth, Minnesota, 55441-2623
Attn:_______________

If to Pro-Dex:

Pro-Dex, Inc.
151 East Columbine Avenue
Santa Ana, California 92707
Attn:     Patrick Johnson

With a copy to:

(which shall not constitute notice to Pro-Dex):

Rutan & Tucker, LLP
611 Anton Blvd., Fourteenth Floor
Costa Mesa, California 92626
Attn: Thomas J. Crane, Esq.
Phone: (714) 641-5100
Facsimile: (714) 546-9035

10.3          Export Administration. Licensee agrees to comply with all relevant export laws and regulations of the United States and the country or territory in which any products based upon or incorporating the Licensed Intellectual Property are delivered ("Export Laws") to assure that no product is (1) exported, directly or indirectly, in violation of Export Laws or (2) intended to be used for any purposes prohibited by the Export Laws.

10.4         Headings. The headings appearing in this Agreement are inserted for convenience only, and will not be used to define, limit or enlarge the scope of this Agreement or any of the obligations herein.

10.5          Counterparts. This Agreement may be executed in counterparts, each of which will be an original, and such counterparts together will constitute one and the same instrument. Execution may be effected by delivery of facsimiles of signature pages (and the Parties will follow such delivery by prompt delivery of originals of such pages).

10.6          Compliance with Law. Each Party agrees to comply with all federal, state and local laws and regulations applicable to this Agreement.

10.7          Successors and Assigns. Licensee shall provide Licensor thirty (30) days written notice prior to any assignment of this Agreement or any of its rights hereunder, including, without limitation, any transfer, assignment or sublicense of the Licensed Intellectual Property.  Any attempted assignment by Licensee without providing Licensor such thirty (30) days prior written notice shall be void. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

10.8         Waiver.  No waiver by either Party of any breach shall be deemed as a waiver of any prior or subsequent breach of the same or any other provision of this Agreement.

10.9          Integration. This Agreement, along with the Asset Purchase Agreement and the agreements referenced therein, represents the entire understanding of the Parties with respect to the subject matter hereof and supersedes all previous representations, understandings or agreements, oral or written.  Any modification to this Agreement must be in writing signed by the Party against whom such modification is to be enforced.

10.10        Authority. Each Party represents and warrants that the person signing this Agreement on its behalf has full right, power and authority to bind such Party and such execution of this Agreement has been duly authorized.

10.11       Attorneys' Fees. If any action, at law or in equity, is necessary to enforce or interpret this Agreement, the prevailing Party shall be entitled to recover reasonable attorneys' fees, costs and necessary disbursements from the non-successful Party in addition to any other relief to which it may be entitled.

[SIGNATURES CONTAINED ON THE FOLLOWING PAGE]

INTENDING TO BE LEGALLY BOUND, the parties have executed this Agreement on and as of the Effective Date set forth above.

LICENSOR:                                                                LICENSEE:

PRO-DEX, INC.                                                        INTRAVANTAGE, INC.

By:   /s/ Patrick Johnson                                                By:   /s/ Daniel W. Larkin

        Its:  President & C.E.O.                                                Its:  President & C.O.O.

EXHIBIT A

TO

EXCLUSIVE LICENSE AGREEMENT

Licensed Intellectual Property

Patents

1.         United States
Patent No. 5,927,976
Issued

2.         United States
Patent No. 6,626,887
Issued

Patent Applications

3.         United States
Cont. Appl. No. 10/662,744
Pending

4.         Canada
Appl. No. 2253897
Pending

5.         Europe
Appl. No. 97933174.1
Pending

6.         Japan
Appl. No. 10546927
Pending

EXHIBIT B

TO

EXCLUSIVE LICENSE AGREEMENT

Asset Purchase Agreement

[Attached]